CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated April 30, 2007, relating to the financial statements and financial highlights which appear in the March 31, 2007 Annual Reports to Shareholders of John Hancock U.S. Government Cash Reserve Fund and John Hancock Money Market Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Boston, Massachusetts
June 12, 2007